UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  06/20/2005

Time Warner Telecom Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-30218

DE	841500624
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

10475 Park Meadows Drive, Littleton, CO 80124
(Address of Principal Executive Offices, Including Zip Code)

303-566-1284
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

John Blount (46) was named Chief Operating Officer of Time Warner Telecom Inc. effective June 20, 2005. Mr. Blount has served as EVP, Field Operations since October, 2000. Previously, Mr. Blount was Senior Vice President Sales and has been with the Company for 10 years. The Company entered into a new 3 year contract with Mr. Blount on May 18, 2005. Mr. Blount's new position provides for a minimum salary of $360,000 and target bonus of 75% of his salary. The terms of his contract are otherwise unchanged.

Catherine A. Hemmer (46) was promoted to Senior Executive Vice President of Corporate Operations/Engineering and Technology effective June 20, 2005. She will report directly to Mr. Blount and will also have responsibility for Information Technology. Ms. Hemmer has been with the Company since April 2002 serving as EVP, Corporate Operations and Engineering. The Company entered into a new 3 year contract with Ms. Hemmer on June 1, 2005. Ms. Hemmer's new position provides for a minimum salary of $315,700 and target bonus of 75% of her salary. The terms of her contract are otherwise unchanged.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Time Warner Telecom Inc.

Date: June 21, 2005.	By:	/s/ Tina Davis
Tina Davis
Vice President and Deputy General Counsel